                        EQUITRUST LIFE INSURANCE COMPANY
            5400 UNIVERSITY AVENUE, WEST DES MOINES, IOWA 50266-5997

              LAST SURVIVOR UNIVERSAL COST OF LIVING INCREASE RIDER

           This rider is a part of the policy to which it is attached.

------------------------------------------------
SECTION 1 - DEFINITIONS
------------------------------------------------

1.1 YOU, YOUR OR JOINT INSUREDS
means the persons whose lives are insured under the policy.

1.2 EFFECTIVE DATE
means the date shown for this rider on the policy data page.

1.3 CONSUMER PRICE INDEX
means the Consumer Price Index For All Urban Consumers, U.S. City Average, All Items (CPI) as published by the U.S. Department of Labor.

1.4 CPI FACTOR
The CPI Factor is calculated as follows:

                (a) - (b)    where:
                ---------
                    (b)

a)      is the CPI 6 months prior to the increase date; and

b)      is the CPI 42 months prior to the increase date.

We reserve the right to use some other similar measurement if the U.S. Department of Labor changes or stops publishing the CPI.

------------------------------------------------
SECTION 2 - GENERAL PROVISIONS
------------------------------------------------

2.1 INCREASE BENEFIT
The specified amount on your lives will increase automatically every third policy anniversary without proof of insurability. Such increase will be subject to the following rules:

a) The policy and this rider must be in force with all needed monthly deductions paid.

b) The increase will take place every third policy anniversary after the policy date. Such anniversary will be the effective date of the increase.

c)      The increase amount will be the lesser of:

   i) the initial specified amount plus any prior increases under this rider multiplied by the CPI Factor;

   ii)  20% of the initial specified amount; or

   iii) $50,000.

d)      The minimum increase amount is $2,000.

e) The total amount of all increases under this rider will be the lesser of:

   i)   four times the initial specified amount on this policy; or

   ii)  $500,000.

f) The cost of insurance rate for the increase will be based on your joint equal attained age and rate class at the time of increase.

g) We will send the owner a new policy data page showing the new specified amount following an increase.

h)      Any increase will be subject to per $1,000 charges shown in the policy.

   i) The increase will not be allowed if your mortality class is other than standard.

2.2 REJECTION OF INCREASE
We will mail you a new policy data page on the effective date of any increase. Acceptance is automatic. You may reject the cost of living increase by notice to us and return of the new policy data page 3 within 30 days of the increase date.

2.3 TERMINATION
All rights and benefits under this rider will terminate when any of the following occur:

a)      any automatic cost of living increase is rejected;

b)      the later of:

   i)   the policy anniversary on which your joint equal age is 85; or

   ii)  the 10th policy anniversary;

c)      the owner requests that the policy or this rider be cancelled;

d) the grace period specified in the policy ends without payment of the monthly deductions; or

e)      conversion, expiry, maturity or
        termination of the policy.

2.4 POLICY PROVISIONS APPLY
All provisions of the policy not in conflict with this rider will apply to this rider. In the event of a conflict between the provisions of the policy and this rider, the provisions of this rider will prevail.

------------------------------------------------
SECTION 3 - MONTHLY DEDUCTIONS AND REINSTATEMENT
------------------------------------------------

3.1 MONTHLY DEDUCTIONS
The monthly deduction for this rider will be deducted on the same dates, in the same manner and under the same conditions as the monthly deductions for the policy to which this rider is attached. Monthly deductions for this rider are due until the rider terminates. Any monthly deductions deducted after termination, as provided in this rider, will not continue this rider in force and will be refunded. The current monthly deduction rates for this rider will be determined by us. If we change the rates, we will change them for everyone in your premium class. The monthly guaranteed rates are shown in the following table. The monthly rate will never be more than these rates.

                  TABLE OF GUARANTEED MONTHLY CHARGES PER UNIT

 Joint Equal Age    Non-Tobacco     Tobacco        Combined       Joint Equal Age  Non-Tobacco    Tobacco      Combined
       18            0.000833      0.000833        0.000833             61          0.015000      0.035833     0.022500
       19            0.000833      0.000833        0.000833             62          0.017500      0.040833     0.026667
       20            0.000833      0.000833        0.000833             63          0.020833      0.047500     0.030833
       21            0.000833      0.000833        0.000833             64          0.024167      0.055000     0.036667
       22            0.000833      0.000833        0.000833             65          0.028333      0.063333     0.042500
       23            0.000833      0.000833        0.000833             66          0.033333      0.072500     0.049167
       24            0.000833      0.000833        0.000833             67          0.039167      0.081667     0.056667
       25            0.000833      0.000833        0.000833             68          0.045833      0.092500     0.065000
       26            0.000833      0.000833        0.000833             69          0.053333      0.104167     0.074167
       27            0.000833      0.000833        0.000833             70          0.062500      0.117500     0.085000
       28            0.000833      0.000833        0.000833             71          0.073333      0.132500     0.098333
       29            0.000833      0.000833        0.000833             72          0.086667      0.150833     0.113333
       30            0.000833      0.000833        0.000833             73          0.101667      0.172500     0.131667
       31            0.000833      0.000833        0.000833             74          0.120833      0.196667     0.153333
       32            0.000833      0.000833        0.000833             75          0.141667      0.223333     0.176667
       33            0.000833      0.000833        0.000833             76          0.165833      0.252500     0.203333
       34            0.000833      0.000833        0.000833             77          0.191667      0.282500     0.231667
       35            0.000833      0.000833        0.000833             78          0.221667      0.315000     0.262500
       36            0.000833      0.000833        0.000833             79          0.254167      0.349167     0.296667
       37            0.000833      0.000833        0.000833             80          0.291667      0.388333     0.335000
       38            0.000833      0.000833        0.000833             81          0.335000      0.430833     0.378333
       39            0.000833      0.001667        0.000833             82          0.385000      0.480000     0.428333
       40            0.000833      0.001667        0.000833             83          0.441667      0.535000     0.484167
       41            0.000833      0.001667        0.000833             84          0.504167      0.595000     0.545833
       42            0.000833      0.002500        0.001667             85          0.572500      0.658333     0.612500
       43            0.000833      0.002500        0.001667             86          0.645833      0.724167     0.682500
       44            0.000833      0.003333        0.001667             87          0.722500      0.793333     0.755833
       45            0.001667      0.003333        0.002500             88          0.804167      0.865833     0.832500
       46            0.001667      0.004167        0.002500             89          0.889167      0.940000     0.913333
       47            0.001667      0.005000        0.003333             90          0.978333      1.020833     0.999167
       48            0.002500      0.005833        0.003333             91          1.075000      1.107500     1.090833
       49            0.002500      0.006667        0.004167             92          1.182500      1.204167     1.193333
       50            0.002500      0.007500        0.004167             93          1.307500      1.320000     1.315000
       51            0.003333      0.008333        0.005000             94          1.468333      1.475833     1.473333
       52            0.004167      0.010000        0.005833             95          1.701667      1.707500     1.705833
       53            0.004167      0.011667        0.007500
       54            0.005000      0.013333        0.008333
       55            0.005833      0.015833        0.010000
       56            0.006667      0.018333        0.010833
       57            0.008333      0.020833        0.013333
       58            0.009167      0.024167        0.015000
       59            0.010833      0.027500        0.017500
       60            0.012500      0.030833        0.020000

3.2 REINSTATEMENT
This rider may be reinstated along with the policy subject to the requirements of the policy and the following:

a) You must provide proof of your good health and insurability satisfactory to us.

b) All unpaid monthly deductions must be paid with interest. We will set the interest rate, but it will not exceed 6% per year.


                                               /s/  Craig A. Lang

                                               President